STATEMENT OF CONSENT TO ACTION
                           BY SHAREHOLDERS
                                OF
                   INTERNET MULTIMEDIA CORPORATION
                        A Nevada Corporation

     The undersigned, holding a majority of the shares of capital stock of INTERNET MULTIMEDIA CORPORATION, a Nevada corporation, pursuant to NRS 78.320, do consent to and take the following action in lieu of holding a meeting of shareholders of the corporation, to have the same effect as action taken at a duly called meeting of shareholders at which all shares were present and voting:

     RESOLVED, that the President of the corporation is directed to sign and file with the State of Nevada a Second Amendment to the Certificate of Incorporation providing for a "reverse split" of the shares presently issued and outstanding of the corporation; and it is

     FURTHER RESOLVED, that the Certificate of Incorporation be amended as follows:

ARTICLE IV: Each THIRTY (30) shares of previously authorized common stock of the corporation, par value $.001 per share, issued and outstanding on December 15, 2000, shall, immediately upon the filing and recording of these Second Amended Articles of Incorporation (the "Amendment") with the Office of the Secretary of State of the State of Nevada shall thereby and thereupon automatically become, without any further action ONE (1) validly issued, fully paid and non assessable shares of common stock of the corporation, par value $.001 per share.
 Each holder of record of a certificate for THIRTY (30) or more shares of common stock of the corporation as of the close of business day on December 15, 2000, shall be entitled to receive, as soon as practicable, and upon surrender of such certificate, a certificate or certificates representing ONE (1) share of common stock for each THIRTY (30) or more shares of common stock represented by the certificate of such holder, with the next higher number of shares being issued in lieu of fractional shares. Further, every right, option and warrant to acquire THIRTY (30) share of common stock of the corporation, outstanding immediately prior to the time of filing and recording of this Amendment in the Office of the Secretary of State of the State of Nevada, shall thereby and thereupon automatically be converted without any further action into the right to acquire ONE (1) share of common stock of the corporation, upon the terms of the right, option or warrant, except that the purchase price of the common stock, upon exercising the right, option or warrant, shall be proportionately increased. The corporation shall not issue fractional shares with respect to the combination or conversion. To the extent that a shareholder holds a number of shares of common stock immediately after the filing and recording of the Amendment that is not a whole number, such shareholder shall receive the additional fraction of a share to


         Exhibit 20.1 - Pg.1


provide the shareholder a whole share. The number of shares the corporation shall have authority to issue is One Hundred Million (100,000,000) shares. Of such shares, ninety million (90,000,000)shares, with a par value of $.001, shall be common shares.
 Ten million (10,000,000) shares, with a par value of $.001, shall be preferred shares. The voting powers, designations, preferences and relative participating optional and other rights, if any, and the qualifications, limitations or restrictions, if any, of the preferred stock in one or more series, shall be fixed by one or more resolutions providing for the issuance of such stock adopted by the corporation's Board of Directors in accordance with the provisions of NRS 78.195.


and Further;

     RESOLVED, that the Certificate of Incorporation of this corporation and any amendments thereto be amended by changing the Article thereof numbered "Article I" so that, as amended, said Article I shall be and read as follows:

Article I: The name of the corporation shall be changed, and the new name of the corporation shall be AMEUROTECH CORPORATION.

     IN WITNESS WHEREOF the undersigned, the holder of a majority of the shares entitled to vote, of the Company, has executed this STATEMENT OF CONSENT TO
ACTION BY SHAREHOLDERS on this ___day of November, 2000.


Shares: _________				_________________


						________________________

Shares: _________				_________________


						________________________


Shares: _________				_________________


						________________________



         Exhibit 20.1 - Pg.2